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                                  EXHIBIT B-1.1

                            UTILITY SERVICE AGREEMENT

         This Service Agreement (this "Agreement") is entered into as of the 1st day of January, 2001, by and between Kentucky Utilities Company ("KU/ODP"), a public service company organized under Virginia and Kentucky law and doing business in Virginia as "Old Dominion Power Company", Louisville Gas and Electric Company ("LG&E"), a public utility organized under Kentucky law; and LG&E Energy Services Inc., a Kentucky corporation ("LG&E Energy Services").

         WHEREAS, LG&E Energy Services is a direct or indirect wholly owned subsidiary of LG&E Energy Corp.;

         WHEREAS, LG&E Energy Services has been formed for the purpose of providing administrative, management and other services to subsidiaries and affiliates of LG&E Energy Corp.;

         WHEREAS, KU/ODP believes that it is in the interest of KU/ODP to provide for an arrangement whereby KU/ODP may, from time to time and at the option of KU/ODP, agree to purchase such administrative, management and other services from LG&E Energy Services; and

         WHEREAS, it is in the public interest for KU/ODP and LG&E to establish an arrangement whereby KU/ODP and LG&E may from time to time and at their option, agree to provide or receive services, construction or goods on an emergency basis or otherwise to or from each other at cost less depreciation;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. SERVICES. LG&E Energy Services supplies, or will supply, certain administrative, management or other services to KU/ODP similar to those supplied to other subsidiaries or affiliates of LG&E Energy Corp. Such services are and will be provided to KU/ODP only at the request of KU/ODP. Exhibit A hereto lists and describes all of the services that are available from LG&E Energy Services.

2. PERSONNEL. LG&E Energy Services provides and will provide such services by utilizing the services of their executives, accountants, financial advisers, technical advisers, attorneys and other persons with the necessary qualifications.

         If necessary, LG&E Energy Services, after consultation with KU/ODP, may also arrange for the services of nonaffiliated experts, consultants and attorneys in connection with the performance of any of the services supplied under this Agreement.

         3. BREAK DOWN OR OTHER EMERGENCY. KU/ODP and LG&E may, from time to time, provide or receive such services, construction, or goods to or from each other, at

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cost, as are reasonably required to meet a break down or other emergency, when
KU/ODP and LG&E believe in good faith that, under the conditions then existing, such transaction will be to the advantage of KU/ODP and/or LG&E.

         4. GOODS. KU/ODP and LG&E may, from time to time, provide or receive, at not more than cost less depreciation, goods purchased by either KU/ODP or LG&E for their own use.

         5. COMPENSATION AND ALLOCATION. As and to the extent required by law, LG&E Energy Services provides and will provide such services at fully allocated cost. Exhibit A hereof contains rules for determining and allocating such costs.

         6. COMPLIANCE. All contracts, agreements, or arrangements of any kind, hereafter required to be filed with and/or approved by the Securities and Exchange Commission ("SEC") pursuant to the Public Utility Holding Company Act of 1935, as subsequently amended, between Louisville Gas and Electric Company or Kentucky Utilities Company, and any affiliate, associate, holding, mutual service or subsidiary company, within the same holding company system, as these terms are defined in 15 U.S.C. Section 79b as it presently exists or as subsequently amended, shall contain and be conditioned upon the following without modification or alteration:

         Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU") will not seek to overturn, reverse, set aside, change or enjoin, whether through appeal or the initiation or maintenance of any action in any forum, a decision or order of the Kentucky Public Service Commission, or the Virginia State Corporation Commission which pertain to recovery, disallowance, allowance, deferral or ratemaking treatment of any expense, charge, cost or allocation incurred or accrued by LG&E or KU in or as a result of a contract, agreement, arrangement, or transaction with any affiliate, associate, holding, mutual service or subsidiary company on the basis that such expense, charge, cost or allocation: (1) has itself been filed with or approved by the SEC or
         (2) was incurred pursuant to a contract, agreement, or allocation method which was filed with or approved by the SEC.

         7. TERMINATION AND MODIFICATION. Any party to this Agreement may terminate this Agreement by providing 60 days written notice of such termination to the remaining parties.

         This Agreement is subject to termination or modification at any time to the extent its performance may conflict with the provisions of the Public Utility Holding Company Act of 1935, as amended, or with any rule, regulation or order of the Securities and Exchange Commission adopted before or after the making of this Agreement. This Agreement shall be subject to the approval of any state commission or other state regulatory body whose approval is, by the laws of said state, a legal prerequisite to the execution and delivery or the performance of this Agreement.

         8. SERVICE REQUESTS. KU/ODP and LG&E Energy Services will prepare a Service Request on or before December 31 of each year listing services to be provided to

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KU/ODP by LG&E Energy Services and any special arrangements related to the provision of such services for the coming year, based on services provided during the past year. KU/ODP and LG&E Energy Services may supplement the Service Request during the year to reflect any additional or special services that KU/ODP wishes to obtain from LG&E Energy Services, and the arrangements relating thereto.

         9. BILLING AND PAYMENT. Unless otherwise set forth in a Service Request, payment for services provided by LG&E Energy Services shall be by making remittance of the amount billed or by making appropriate accounting entries on the books of KU/ODP and LG&E Energy Services. Billing will be made on a monthly basis, with the bill to be rendered by the 25th of the month, and remittance or accounting entries completed within 30 days of billing. Any amount remaining unpaid after 30 days following receipt of the bill shall bear interest thereon from the date of the bill at annual rate of A1/P1 30-day Commercial Paper.

         10. NOTICE. Where written notice is required by this Agreement, all notices, consents, certificates, or other communications hereunder shall be in writing and shall be deemed given when mailed by United States registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         1.       To KU/ODP:
                  One Quality Street
                  Lexington, Kentucky 40507
                  Attn: John R. McCall, Secretary

         2.       To LG&E:
                  220 West Main Street
                  Louisville, Kentucky 40202
                  Attn: John R. McCall, Secretary

         3.       To LG&E Energy Services:
                  220 West Main Street
                  Louisville, Kentucky 40202
                  Attn: John R. McCall, Secretary

         11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Kentucky, without regard to their conflict of laws provisions.

         12. MODIFICATION. No amendment, change or modification of this Agreement shall be valid, unless made in writing and signed by all parties hereto.

         13. ENTIRE AGREEMENT. This Agreement, together with its exhibits, constitutes the entire understanding and agreement of the parties with respect to its subject matter, and effective upon the execution of this Agreement by the respective parties hereof and thereto, any and all prior agreements, understandings or representations with respect to this subject matter are hereby terminated and canceled in their entirety and are of no further force and effect.

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         14. WAIVER. No waiver by any party hereto of a breach of any provision of this Agreement shall constitute a waiver of any preceding or succeeding breach of the same or any other provision hereof.

         15. ASSIGNMENT. This Agreement shall inure to the benefit and shall be binding upon the parties and their respective successors and assigns. No assignment of this Agreement or any party's rights, interests or obligations hereunder may be made without the other party's consent, which shall not be unreasonably withheld, delayed or conditioned.

         16. SEVERABILITY. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of this 1st day of January, 2001.


                       LG&E Energy Services Inc.


                       By:  /s/ Victor A. Staffieri
                            ----------------------------------------------------
                            Name: Victor A. Staffieri
                            Title: Vice President

                       Kentucky Utilities Company


                       By:  /s/ Paul W. Thompson
                            ----------------------------------------------------
                            Name: Paul W. Thompson
                            Title: Senior Vice President, Energy Services

                       Louisville Gas and Electric Company


                       By:  /s/ Paul W. Thompson
                            ----------------------------------------------------
                            Name: Paul W. Thompson
                            Title: Senior Vice President, Energy Services

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                                    EXHIBIT A

                 DESCRIPTION OF SERVICES AND ALLOCATION FACTORS

         Cost Assignment

         LG&E Services' costs accumulated for each activity, project, programs, or work order will be directly assigned, distributed or allocated as follows:

         (i) Costs accumulated in an activity, project, program or work order for services specifically performed for a single Client Entity will be directly assigned and charged to such entity.

         (ii) Costs accumulated in an activity, project, program or work order for services specifically performed for two or more Client Entities will be distributed among and charged to such Client Entities using methods determined on a case-by-case basis consistent with the nature of the work performed and based on one of the allocation methods described below.

         (iii) Costs accumulated in an activity, project, program or work order for services of a general nature which are applicable to all Client Entities or to a class or classes of Client Entities will be allocated among and charged to such Client Entities by application of one or more of the allocation methods described below.


         Allocation Methods

         The following methods will be applied, as indicated in the Description of Services section that follows, to allocate costs for services of a general nature.

         1. INFORMATION SYSTEMS CHARGEBACK RATES - Rates for services, including but not limited to software, consulting, mainframe and personal computer services, are based on the costs of labor, materials and information services overheads related to the provision of each service. Such rates are applied based on the specific equipment employed and the measured usage of services by Client entities. These rates will be determined annually based on actual experience and may be adjusted for any known and reasonably quantifiable events, or at such time as may be required due to significant changes.

         2. NUMBER OF CUSTOMERS RATIO - A ratio based on the number of retail electric and/or gas customers. This ratio will be determined annually based on the actual number of customers at the end of the previous calendar year and may be adjusted for any known and reasonably quantifiable events, or at such time as may be required due to significant changes. In some cases, the ratio may be calculated based on the type of customer class being served (i.e. Residential, Commercial or Industrial).

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         3. PAYROLL RATIO - Based on the sum of the payroll at the end of each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for an operating company or an affected affiliate company and the denominator of which is for all operating companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to significant changes.

         4. THREE FACTOR FORMULA - This formula will be determined annually based on the average of gross property (original cost of plant in service, excluding depreciation), payroll charges (salaries and wages, including overtime, shift premium and holiday pay, but not including pension, benefit and company-paid payroll taxes) and gross revenues during the previous calendar year and may be adjusted for any known and reasonably quantifiable events, or at such time as may be required due to significant changes.

         5. TELECOMMUNICATIONS CHARGEBACK RATES - Rates for use of telecommunications services other than those encompassed by Information Systems Chargeback Rates are based on the costs of labor, materials, outside services and telecommunications overheads. Such rates are applied based on the specific equipment employment and the measured usage of services by Client entities. These rates will be determined annually based on actual experience and may be adjusted for any known and reasonably quantifiable events, or at such time as may be required due to significant changes.

         6. GAS SALES RATIO - A ratio based on the actual number of MCF of natural gas sold by the applicable gas distribution or marketing operations. This ratio will be determined annually based on actual results of operations for the previous calendar year and may be adjusted for any known and reasonably quantifiable events, or at such time, based on results of operations for a subsequent twelve-month period, as may be required due to significant changes.

         7. TRANSMISSION CONSTRUCTION EXPENDITURES RATIO - A ratio based on transmission construction or capital expenditures, net of reimbursements, for the immediately preceding twelve consecutive calendar months. The numerator is equal to such expenditures for a specific Client entity and the denominator is equal to such expenditures for all applicable client entities. This ratio will be determined annually, or at such time as may be required due to significant change.

         8. DISTRIBUTION CONSTRUCTION EXPENDITURES RATIO - A ratio based on distribution construction or capital expenditures, net of reimbursements, for the immediately preceding twelve consecutive calendar months. The numerator is equal to such expenditures for a specific Client entity and the denominator is equal to such expenditures for all applicable Client entities. This ratio will be determined annually, or at such time as may be required due to a significant change.

         9. SUBSTATION CONSTRUCTION EXPENDITURES RATIO - A ratio based on substation construction or capital expenditures, net of reimbursements, for the immediately preceding twelve consecutive calendar months. The numerator is equal to such expenditures for a specific Client entity and the denominator is equal to such expenditures for all applicable Client entities. This ratio will be determined annually, or at such time as may be required due to a significant change.

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         10. ELECTRIC MWh GENERATION RATIO - A ratio based on the sum of electric MWh generated during each month for the immediately preceding twelve consecutive calendar months. The numerator is equal to the electric MWh generated by a specific Client entity and the denominator is equal to all electric MWh generated by all applicable Client entities. This ratio will be determined annually, or at such time as may be required due to significant changes.

         11. ELECTRIC SALES RATIO - Based on firm kilowatt-hour electric sales, excluding inter-system sales, for the immediate preceding twelve consecutive calendar months, the numerator of which is for an operating company or and affiliate and the denominator of which is for all operating companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to a significant change.

         12. TRANSPORTATION RATIO - Based on the actual usage of vehicles in the fleet for the immediately preceding twelve consecutive calendar months, the numerator of which is for an operating company or an affiliate and the denominator of which is for all operating companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to a significant change.

         13. NUMBER OF EMPLOYEES RATIO - A ratio based on the number of employees benefiting from the performance of a service. This ratio will be determined annually based on actual counts of applicable employees at the end of the previous calendar year and may be adjusted for any known and reasonably quantifiable events, or at such time as may be required due to significant changes. In some cases, a two-step assignment methodology is utilized to properly allocate SERVCO employee costs to the proper legal entity.

         14. DEPARTMENTAL CHARGE RATIO - A specific SERVCO department ratio based upon various factors such as labor hours, labor dollars, departmental or Client entity headcount, etc. The departmental charge ratio typically applies to indirectly attributable costs (defined in Section V, Cost Apportionment Methodology) such as departmental administrative, support, and/or material and supply costs that benefit more than one affiliate and that require allocation using general measures of cost causation. Methods for assignment are department-specific depending on the type of product or service being performed and are documented and monitored by the PUHCA Compliance Manager on a monthly basis to ensure consistent and proper application and periodic true-up, where necessary, for SERVCO billing purposes.

         15. ELECTRIC PEAK LOAD RATIO - Based on the sum of the monthly electric maximum system demands for the immediately preceding twelve consecutive calendar months, the numerator of which is for an operating company and the denominator of which is for all operating companies. This ratio will be determined annually, or at such time as may be required due to a significant change.

         16. REVENUE RATIO - Based on the sum of the revenue at the end of each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for an operating company or an affected affiliate company and the denominator of which is for all

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operating companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to significant changes.

         17. TOTAL ASSETS RATIO - Based on the total assets at year end for the preceding year, the numerator of which is for an operating company or affected affiliate company and the denominator of which is for all operating companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to significant changes. In the event of joint ownership of a specific asset, asset ownership percentages will be utilized to assign costs.

         18. CONTRACT RATIO - Based on the sum of the physical amount (i.e. tons of coal, cubic feet of natural gas) of the contract for both coal and natural gas at the end of each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for an operating company or an affected affiliate company and the denominator of which is for all operating companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to significant changes.

         19. SHAREHOLDER RATIO - Based on the average number of preferred shareholders at the end of each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for an operating company or an affected affiliate company and the denominator of which is for all operating companies and affected affiliate companies. This ratio will be determined on an annual basis, or at such time as may be required due to significant changes.

         20. SUPPLIER SPEND RATIO - Based on the sum of dollars spent with suppliers for the immediately preceding twelve consecutive calendar months, the numerator of which is for an operating company or an affected affiliate company and the denominator of which is for all operating companies and affected affiliate companies. This ratio will be determined on a monthly basis, or at such time as may be required due to significant changes.

         21. NUMBER OF TRANSACTIONS RATIO - Based on the sum of transactions occurring in the immediately preceding twelve consecutive calendar months, the numerator of which is for an operating company or an affected affiliate company and the denominator of which is for all operating companies and affected affiliate companies. This ratio will be determined on a monthly basis, or at such time as may be required due to significant changes. For example, services with regard to Procurement and Major Contracts would define a transaction as the number of contracts negotiated. Services pertaining to Materials Logistics would define the transaction as the number of items ordered, picked and disbursed out of the warehouse. Services pertaining to Accounts Payable would define the transaction as the number of invoices processed. Similar to the Departmental Charge Ratio, defined previously, the PUHCA Compliance Manager is responsible for maintaining and monitoring specific product/service methodology documentation and periodic true-up requirements for actual transactions related to SERVCO billings.

         22. RETAIL REVENUE RATIO - Based on utility revenues, excluding energy marketing revenues, for the immediate preceding twelve consecutive calendar months, the numerator of which is for an operating company or an affiliate and the denominator of which is for all operating companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to a significant change.

         23. ENERGY MARKETING RATIO - Based on the absolute value of equivalent megawatt hours purchased or sold for the immediate preceding twelve consecutive calendar months, the numerator of which is for an operating company or an affiliate and the denominator of which is for all operating companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to a significant change.

         24. REGULATORY MANDATE RATIOS - Based on Federal or state mandated percentage allocations based on regulatory proceedings and requirements. These ratios are typically developed in concert with regulatory authorities representing the results of merger or joint asset ownership negotiations and are supported by specific contracts regarding legal entity allocation requirements. Contract terms and periodic updates, if necessary, are maintained and monitored by the PUHCA Compliance Manager and SERVCO departmental management.

         25. PROJECT RATIO - Based on the total costs for any departmental or affiliate project at the end of each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for an operating company or an affected affiliate company and the denominator of which is for all operating companies and affected affiliate companies. This ratio will be determined on a monthly basis, or at such time as may be required due to significant changes.

         26. TRANSPORTATION RESOURCE MANAGEMENT SYSTEM CHARGEBACK RATE - Rates for use of transportation equipment are based on the costs associated with providing and operating transportation fleet for all affiliated companies including developing fleet policy, administering regulatory compliance programs, managing repair and maintenance of vehicles and procuring vehicles. Such rates are applied based on the specific equipment employment and the measured usage of services by Client entities. These rates will be determined annually based on actual experience and may be adjusted for any known and reasonably quantifiable events, or at such time as may be required due to significant changes.

         27. NON-FUEL MATERIAL AND SERVICES EXPENDITURES - A ratio based on non-fuel material and services expenditures, net of reimbursements, for the immediately preceding twelve consecutive calendar months. The numerator is equal to such expenditures for a specific Client entity and/or line-of-business as appropriate and the denominator is equal to such expenditures for all applicable Client entities. This ratio will be determined annually, or at such time as may be required due to a significant change.

         28. NUMBER OF METERS RATIO - Ratio based on the number or types of meters being utilized by all levels of customer classes within the system for the immediately preceding twelve consecutive calendar months. The numerator is equal to the number of meters for a specific Client entity and the denominator is equal to such expenditures for all applicable client entities. This ratio will be determined annually, or at such time as may be required due to significant change.

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         29. RESIDENTIAL SALES RATIO - Based on firm kilowatt-hour electric sales to residential customers for the immediate preceding twelve consecutive calendar months, the numerator of which is for an operating company or an affiliate and the denominator or which is for all operating companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to a significant change.

         30. BUSINESS SALES RATIO - Based on firm kilowatt-hour electric sales to business customers that purchase less than 250 kilowatts for the immediate preceding twelve consecutive calendar months, the numerator of which is for an operating company or an affiliate and the denominator of which is for all operating companies and affected affiliate companies. This ratio will be determined annually, or at such as may be required due to a significant change.

         31. LARGE COMMERCIAL & INDUSTRIAL SALES RATIO - Based on firm kilowatt-hour electric sales to large commercial and industrial customers that purchase greater than 250 kilowatts for the immediate preceding twelve consecutive calendar months, the numerator of which is for an operating company or an affiliate and the denominator of which is for all operating companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to a significant change.

         32. CONSTRUCTION EXPENDITURES RATIO - Based on construction or capital expenditures, net of reimbursements, for the immediately preceding twelve consecutive calendar months, the numerator of which is for an operating company or an affected affiliate company and the denominator of which is for all operating companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to a significant change.

         33. TOTAL COMMON EQUITY RATIO - Based on the sum of the common equity at the end of each month for the immediately preceding twelve calendar months, the numerator of which is for an operating company or an affected affiliate company and the denominator of which is for all operating companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to significant changes.

         34. WHOLESALE REVENUE RATIO - Based on the sum of the electric wholesale revenue at the end of each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for an operating company or an affected affiliate company and the denominator of which is for all operating companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to significant changes.

         35. INDUSTRIAL REVENUE RATIO - Based on the sum of the electric industrial revenue at the end of each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for an operating company or an affected affiliate company and the denominator or which is for all operating companies and affected affiliate companies. This ratio will be determined annually, or at such time as may be required due to significant changes.

         36. ELECTRIC kWh PURCHASED POWER RATIO - Based on the sum of electric kWh purchased power during each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for an operating company and the denominator of which is for all operating companies. This ratio will be determined annually, or at such time as may be required due to significant changes.

         Description of Services

         A description of each of the services performed by LG&E Energy
Services Inc., which may be modified from time to time, is presented below. As discussed above, where identifiable, costs will be directly assigned or distributed to Client Entities. For costs accumulated in an activity, project, program or work order which are for services of a general nature that can not be directly assigned or distributed, the method or methods of allocation are also set forth. Substitution or changes may be made in the methods of allocation hereinafter specified, as may be appropriate, and will be provided to state regulatory agencies and to each affected Client Entity.

1. Information Systems Services - Provides electronic data processing services. Costs of a general nature are allocated using the following method(s):
Information Systems Chargeback Rates

2. Customer Services - Provides billing, mailing, remittance processing, call center and customer communication services for customers. Costs of a general nature are allocated using the following method(s): Number of Customer Ratio, Revenue Ratio

3. Marketing and Sales - Establishes strategies, provides oversight for marketing, sales and branding of utility and related services, conducts marketing and sales programs, and economic development. Costs of a general nature are allocated using the following method(s): Departmental Charge Ratio

4. Employee Services - Includes Human Resources which establishes and administers policies and oversees compliance with regulations in the areas of employment, compensation and benefits, processes payroll and administers corporate training. Also includes employee communications, facilities management and mail services. Costs of a general nature are allocated using the following method(s): Number of Employees Ratio, Departmental Charge Ratio

5. Corporate Compliance - Oversees compliance with all laws, regulations and policies applicable to all of LG&E Energy Corp.'s businesses and directs compliance training.

6. Purchasing - Provides procurement services. Costs of a general nature are allocated using the following method(s): Non-Fuel Materials and Services Expenditures Ratio, Number of Transactions Ratio

7. Financial Services - Provides treasury, accounting, tax, financial planning, regulatory and auditing services. Costs of a general nature are allocated using the following method(s): Revenue, Total Assets and Payroll Ratios, Departmental Charge Ratio, Number of Transactions Ratio, Number of Employees Ratio, Project Ratio, Retail Revenue Ratio

8. Risk Management - Provides insurance, claims, security, and safety services. Costs of a general nature are allocated using the following method(s):
Outsourced - Direct charges only

9. Public Affairs and Regulatory - Maintains relationships with government policy makers, provides regulatory analysis and compliance filings, conducts lobbying activities and provides community relations functions. Costs of a general nature are allocated using the following method(s): Revenue Ratio

10. Legal Services - Provides various legal services and general legal oversight; handles claims. Costs of a general nature are allocated using the following method(s): Departmental Charge Ratio

11. Investor Relations - Maintains relationships with the financial community and provides shareholder services. Costs of a general nature are allocated using the following method(s): Shareholder Ratio

12. Telecommunications - Provides telecommunications services, primarily the use of telephone equipment. Costs of a general nature are allocated using the following method(s): Information Systems Chargeback Rates

13. Gas Supply and Capacity Management - Provides gas supply and capacity management services.

14. Transmission, Substation Construction, Maintenance & Operations - Provides management services for transmission and substation construction, maintenance and operations areas. Costs of a general nature are allocated using the following method(s): Departmental Charge Ratio

15. Meter Reading, Repair and Maintenance - Provides services related to meter reading and the repair and maintenance of meters. Costs of a general nature are allocated using the following method(s): Departmental Charge Ratio, Number of Meters Ratio

16. Design Engineering - Designs and monitors construction of electric generation assets and transmission and distribution lines and substations. Costs of a general nature are allocated using the following method(s): Total Assets Ratio, Departmental Charge Ratio, Electric Peak Load Ratio

17. Substation Engineering and Support - Provides management support services to the Substation Engineering and Support organizations of the Operating Companies. Costs of a general nature are allocated using the following method(s):
Departmental Charge Ratio

18. Resource Acquisition and Analysis - Procures coal, natural gas and oil for the generation facilities of Client Entities. Also ensures compliance with price and quality provisions of fuel contracts and arranges for transportation of fuel to the desired location, and completes analyses as required on all fuel used for generation. Costs of a general nature are allocated using the following method(s): Contract Ratio, Departmental Charge Ratio

19. Purchased Power and Electric Trading - Purchases power and provides electric trading services to the Operating Companies' electric generation systems and all other trading functions. Costs of a general nature are allocated using the following method(s): Energy Marketing Ratio, Regulatory Mandate Ratio

20. Strategic Planning - Develops corporate strategies and business plans. Costs of a general nature are allocated using the following method(s): Direct Charge Only

21. Executive - Provides executive and general administration services. Costs of a general nature are allocated using the following method(s): Departmental Charge Ratio

22. Environmental Affairs - Performs analyses and advocacy of regulatory and legislative issues in the areas of environment. Communicates final regulatory requirements to Operating Groups. Provides assistance, support and compliance review in meeting those requirements. Oversees hazardous substance site investigations and remediation activities. Costs of a general nature are allocated using the following method(s): Departmental Charge Ratio

23. Energy Supply - Coordinates the use of the generating, transmission and interconnection facilities to provide economical and reliable energy. Costs of a general nature are allocated using the following method(s): Regulatory Mandate Ratio

24. Transportation - Operates transportation fleet for the Operating Companies and affiliates. Provides engineering, support, mechanical servicing of vehicles, and procurement of vehicles. Costs of a general nature are allocated using the following method(s): Transportation Resource Management System Chargeback Rates

25. Media Relations - Performs all media relations with local and national media organizations according to established policies and procedures. Costs of a general nature are allocated using the following method(s): Departmental Charge Ratio

26. Office Furniture and Equipment - Provides office furniture and equipment for the Operating Companies and affiliates. Costs of a general nature are allocated using the following method(s): Departmental Charge Ratio

FORM OF INITIAL SERVICE REQUEST



         The undersigned request all of the services listed in Exhibit A from LG&E Energy Services Inc., except for ________________________________________.
The services requested hereunder shall commence on ________________________ and be provided through ______________________.



                                 Kentucky Utilities Company


                                 By:  _________________________________________
                                      Name:
                                      Title: